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                                                                      EXHIBIT 21


                LIST OF SUBSIDIARIES OF CRESCENT OPERATING, INC.


                                             State of Incorporation or
Name of Subsidiary                           Organization

COI Hotel Group, Inc.                        Texas

WOCOI Investment Company                     Texas

RoseStar Management LLC                      Texas

Desert Mountain Development Corporation      Delaware

Woodlands Land Company, Inc.                 Texas

Crescent CS Holdings Corporation             Delaware

Crescent CS Holdings II Corporation          Delaware

RSCR Arizona Corp.                           Delaware

RSSW Corp.                                   Delaware

Moody-Day, Inc.                              Texas

COPI Colorado, LP                            Delaware

CRL Investments, Inc.                        Texas

COI Arena Company                            Texas

Crescent Development Management Corp.        Delaware

Desert Mountain Properties, LP               Delaware

Machinery, Inc.                              Oklahoma

Harvey Equipment Center, Inc.                Ohio

Western Traction Company                     California

L & H Leasing Company                        Ohio

Crescent Machinery Company                   Texas

Oklahoma Machinery, Inc.                     Texas